UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 4, 2005

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement.

On May 16, 2005, Avanex Corporation (“Avanex”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (each an “Investor” and collectively the “Investors”) for the private placement of senior secured convertible notes (the “Notes”) in the principal amount of $35.0 million and related warrants (the “Warrants”) to purchase common stock of Avanex. In connection with the Purchase Agreement, Avanex entered into a Registration Rights Agreement with the Investors providing for the registration of the common stock underlying the Notes and the Warrants. In addition, on May 19, 2005, Avanex and certain wholly owned subsidiaries of Avanex entered into a Pledge Agreement and a Security Agreement with a Collateral Agent, and certain wholly owned subsidiaries of Avanex executed a Guaranty in favor of the Collateral Agent.

On October 25, 2005 and November 2, 2005, Avanex filed Current Reports on Form 8-K announcing the receipt of letters from certain Investors asserting the existence of an event of default under the Notes. On November 8, 2005, Avanex and each Investor entered into a separate Amendment Agreement (each an “Amendment Agreement” and collectively the “Amendment Agreements”). Pursuant to each Amendment Agreement, each Investor agreed to withdraw the purported default notice, if any, delivered by such Investor. In addition, Avanex and each Investor entered into a mutual release. Avanex also agreed to pay to each Investor a release amount which, in the aggregate, totals $3,500,000.

In addition, pursuant to the Amendment Agreement, Avanex and each Investor agreed to amend and restate such Investor’s Notes (the “Amended and Restated Notes”), primarily to amend the conversion price to $0.90. The Amended and Restated Notes are each subject to broad-based anti-dilution provisions that contain a floor price equal to $0.7279 (which floor price may be removed upon the approval of the stockholders of Avanex, which approval Avanex has agreed to seek), and provide for adjustments for stock splits and similar events.

The Amended and Restated Notes mature on May 19, 2008, and will accrue interest at a rate of 8% per annum, subject to adjustment, with accrued interest payable quarterly in arrears in cash and interest for the first two years pre-paid on May 19, 2005. Avanex may, subject to certain market performance targets and other conditions, cause the holders of the Amended and Restated Notes to convert such notes into shares of common stock after May 19, 2007. Holders of the Amended and Restated Notes may require Avanex to repurchase some or all of such notes if a Change of Control occurs, at a price in cash equal to the greater of (i) the product of (x) the Change of Control Premium, (y) the Conversion Amount being redeemed and (z) the quotient determined by dividing (A) the Closing Sale Price of the Common Stock immediately following the public announcement of such proposed Change of Control by (B) the Conversion Price and (ii) the product of (x) the Change of Control Premium and (y) the Conversion Amount being redeemed (in each case of the capitalized terms above, as defined in the notes).

An event of default will occur under the Amended and Restated Notes for a number of reasons, including Avanex’s failure to pay when due any principal, interest or late charges on such notes, certain defaults on Avanex’s indebtedness, certain events of bankruptcy and Avanex’s breach or failure to perform in respect of representations and obligations under such notes. Upon the occurrence of an Event of Default, Avanex’s obligations under the Amended and Restated Notes may become due and payable in accordance with the terms thereof at a price equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y) the Redemption Premium and (ii) the product of (x) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default (in each case of the capitalized terms above, as defined in the notes).

Pursuant to each Amendment Agreement, Avanex and each Investor also agreed to amend and restate such Investor’s Warrants (the “Amended and Restated Warrants”), primarily to amend the exercise price to $1.13. The Amended and Restated Warrants are subject to broad-based anti-dilution provisions similar to the provisions set forth in the Amended and Restated Notes, including a floor price equal to $0.7279 (which floor price may be removed upon the approval of the stockholders of Avanex, which approval Avanex has agreed to seek), and provide for adjustments for stock splits and similar events. The Amended and Restated Warrants are exercisable for an aggregate of 8,677,689 shares of Avanex common stock and are exercisable until May 19, 2008.

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Avanex’s obligations under the Amended and Restated Notes remain secured by substantially all of the assets of Avanex, substantially all of the assets of the domestic subsidiaries of Avanex, a pledge of all capital stock of the domestic subsidiaries of Avanex, and a pledge of 65% of the capital stock of the non-U.S. subsidiaries of Avanex. In addition, Avanex’s obligations under the Amended and Restated Notes will be guaranteed by its domestic subsidiaries.

Pursuant to each Amendment Agreement, Avanex and each Investor amended certain portions of the Purchase Agreement and the Registration Rights Agreement, as set forth in each Amendment Agreement. Pursuant to the Registration Rights Agreement, as amended by each Amendment Agreement, Avanex will file a registration statement on Form S-3 to cover the resale of the shares issued upon conversion of the Amended and Restated Notes and the Amended and Restated Warrants.

A form of Amendment Agreement, form of Amended and Restated Note and form of Amended and Restated Warrant are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, of this Current Report on Form 8-K and are each incorporated herein by reference. The description set forth above is qualified in its entirety by reference to these exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. The issuance of the Amended and Restated Notes and the Amended and Restated Warrants will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 4, 2005, Section 3.2 of the Bylaws of Avanex were amended to decrease the authorized number of directors from seven to six members.

Exhibit No.	Description
10.1	Form of Amendment Agreement, dated as of November 8, 2005, between Avanex and each investor named therein.

10.2	Form of Amended and Restated Notes.

10.3	Form of Amended and Restated Warrants.

10.4	Acknowledgment and Ratification.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ JO. S. MAJOR, JR.
Jo. S. Major, Jr. President, Chief Executive Officer and Chairman of the Board of Directors

Date: November 9, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amendment Agreement, dated as of November 8, 2005, between Avanex and each investor named therein.

10.2	Form of Amended and Restated Notes.

10.3	Form of Amended and Restated Warrants.

10.4	Acknowledgment and Ratification.

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